EXHIBIT 23.3

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2001 relating to the financial statements of Ascent Pediatrics, Inc., which appears in Medicis Pharmaceutical Corporation's Current Report on Form 8-K/A dated January 29, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Boston Massachusetts
July 24, 2002